Exhibit 99.3

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of December 16, 2004, by and among VERITY, INC., a Delaware corporation (“Parent”); DIAMONDHEAD ACQUISITION CORP., a Colorado corporation and a wholly owned subsidiary of Parent (“Merger Sub”); DRALASOFT, INC., a Colorado corporation (the “Company”); and SURESH RAMASWAMY, in his individual capacity as the sole shareholder of the Company (“Founder”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. The parties intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the Colorado Business Corporations Act (the “CBCA”). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will remain as a Colorado corporation and a wholly owned subsidiary of Parent.

B. This Agreement has been approved by the respective boards of directors of Merger Sub and the Company and by the Shareholder.

AGREEMENT

The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

1.1 Merger of the Company into Merger Sub. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”) and as a wholly-owned subsidiary of Parent.

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CBCA.

1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, concurrently with the execution and delivery of this Agreement by the parties hereto and subject to the satisfaction or waiver of the conditions to Closing set forth herein, including the delivery of the agreements and documents set forth in Section 5 below. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” Contemporaneously with or as promptly as practicable after the Closing, articles of merger satisfying the applicable requirements of the CBCA and otherwise satisfactory in form and substance to Parent shall be duly executed and delivered to the Secretary of State of the State of Colorado for filing. The Merger shall become effective at the time of the filing of the articles of merger with the Secretary of State of the State of Colorado (the “Effective Time”).

1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent, at the Effective Time: (a) the articles of incorporation of the Surviving Corporation shall be amended and restated as attached in Exhibit B; (b) the bylaws of the Surviving Corporation shall be amended and restated as attached in Exhibit C; and (c) the directors and officers of Merger Sub shall continue as the directors and officers of the Surviving Corporation.

1.5 Conversion of Shares; Merger Consideration.

(a) Subject to the other provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

(i) each share of Company Capital Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount in cash equal to (A) the Adjusted Shareholder Consideration divided by (B) the aggregate number of such shares of Company Capital Stock; and

(ii) each outstanding share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation and shall continue to be held 100% by Parent immediately after the Effective Time.

(b) The aggregate gross Merger consideration shall be $8,200,000 (the “Gross Merger Consideration”), provided, however, that the Gross Merger Consideration shall be reduced by the following amounts prior to any payment to holders of Company Capital Stock and holders of Company Options as provided in Section 1.5(c) below:

(i) the amount by which the cash of the Company at Closing is less than $225,000;

(ii) any payment obligations of the Company due to its employees and/or service providers in the event of a change of control, including any change of control bonuses declared by the Company’s board of directors;

(iii) an amount equal to $4,500 set aside for payment to the employees of the Company in consideration for a release of all claims against Parent, the Company and the Surviving Corporation, including claims relating to any Company Options;

(iv) an amount of up to $312,000 set aside for payment or reimbursement of relocation expenses to employees of the Company for relocation to a facility designated by Parent; and

(v) the Aggregate Company Transaction Expense Amount.

(c) Following reduction by the above amounts, the remaining consideration, (the “Adjusted Merger Consideration”) shall be allocated as follows:

(i) an amount equal to $1,200,000 shall be deposited in escrow promptly following the Closing as provided herein (the “Aggregate Indemnity Escrow Cash Amount”) pursuant to the Escrow Agreement;

(ii) an amount equal to the Net Option Price Per Share shall be payable to the holders of Company Options for each share of Company Capital Stock subject to a Company Option, the exercise price of which is less than the Price Per Share, with amounts payable to a single holder of Company Options aggregated for convenience of payment and rounded up to the next whole cent (such amounts payable to all holders of Company Options collectively and in the aggregate, the “Adjusted Optionholder Consideration”), as consideration for the Merger and a release of all claims against Parent, the Company and the Surviving Corporation (except for claims for payment of the Adjusted Optionholder Consideration hereunder); and

(iii) the remainder of the Adjusted Merger Consideration (the “Adjusted Shareholder Consideration”) shall be payable to the holders of Company Capital Stock outstanding immediately prior to the Effective Time, as consideration for the Merger and a release of all claims against Parent, the Company and the Surviving Corporation (except for claims arising hereunder or under the Escrow Agreement for failure to perform).

(d) At the Effective Time, the Aggregate Indemnity Escrow Cash Amount shall be delivered by Parent to the Escrow Agent as a contribution to the Indemnity Escrow Fund on behalf of Founder. The Indemnity Escrow Fund shall be held by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement and shall be disbursed solely in accordance with the terms of this Agreement and the Escrow Agreement.

1.6 Company Options. Parent shall not assume any Company Options, whether under a Company incentive plan or otherwise. All Company Options shall be cancelled or terminated on or before the Closing.

1.7 Closing of the Company’s Transfer Books. At the Effective Time, all holders of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the Effective Time. In addition, all holders of a Company Option or any other rights relating to Company Capital Stock shall cease to have any such rights, and no such rights shall be reflected on the books of the Company or the Surviving Corporation after the Closing. If, after the Effective Time, a valid certificate previously representing any shares of Company Capital Stock (a “Company Stock Certificate”) is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided herein, provided, however, that in each case the amounts payable to the other shareholders, shall be adjusted accordingly such that the aggregate amount payable by Parent shall not exceed the Adjusted Merger Consideration, and the shareholders that have previously received any portion of the Merger Consideration, shall jointly and severally indemnify Parent for any amount payable to such person presenting a Company Stock Certificate after the Effective Time.

1.8 Exchange of Certificates.

(a) Upon confirmation by Parent of receipt of all Company Stock Certificates, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the cash consideration that such holder has the right to receive pursuant to Section 1.5 and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive, after the surrender thereof, the consideration contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition to the delivery of any consideration payable in the Merger, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent, the Surviving Corporation or Parent’s payment agent with respect to such Company Stock Certificate.

1.9 Parent and the Surviving Corporation shall be entitled to, but shall not be required to by virtue of this Agreement, deduct and withhold from any consideration payable to any former shareholder or holder of any other right with respect to any Company Capital Stock, whether current or former (each a “Holder” and collectively the “Holders”), pursuant to this Agreement such amounts as Parent or the Surviving Corporation determines in good faith are required to be deducted or withheld therefrom under the Code or under any other Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Neither Parent nor the Surviving Corporation shall be liable to any Holder for any consideration payable in the Merger that has been delivered to any public official in good faith pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FOUNDER

The Company and Founder, jointly and severally, represent and warrant, to and for the benefit of the Indemnitees, that the statements contained in this Section 2 (each of such statements being a “representation and warranty”) are accurate and complete, except as expressly set forth in the applicable part of the Disclosure Schedule. The Disclosure Schedule is arranged in numbered and lettered parts corresponding to the numbered and lettered sections of this Section 2, and the disclosure in any such numbered and lettered part of the Disclosure Schedule shall qualify the corresponding numbered and lettered section of this Section 2, any other sections that are specifically cross-referenced, and any other sections with respect to which it is readily apparent that such disclosure should apply.

2.1 Subsidiaries; Due Organization; Etc.

(a) The Company has no Subsidiaries and none of the Acquired Corporations owns any capital stock of, or other equity interest of any nature in, any other Entity. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations is a general partner of, or is otherwise liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b) Each Acquired Corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and is proposed to be conducted; (ii) to own or use its assets in the manner in which its assets are currently owned or used; and (iii) to perform its obligations under all Contracts by which it is bound.

(c) None of the Acquired Corporations is or has been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule. The Acquired Corporations are in good standing as foreign corporations in each of the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule.

(d) None of the Acquired Corporations has conducted any business under any fictitious name, assumed name, trade name or other name in any jurisdiction, other than its current corporate name.

(e) Except for the acquisitions listed in Part 2.1(e) of the Disclosure Schedule (the “Past Acquisitions”), none of the Acquired Corporations has ever effected the acquisition of all or a substantial portion of the securities, assets or business of any other Entity. Each of the Past Acquisitions was effected in compliance with all applicable Legal Requirements and Contracts, and all Consents required to be obtained in connection with such Past Acquisitions were duly obtained. No Acquired Corporation has ever directly or indirectly sold or otherwise disposed of (i) all or a substantial portion of its business or assets, or (ii) all or a substantial portion of the capital stock or other securities of any Subsidiary.

(f) Part 2.1(f) of the Disclosure Schedule sets forth the names and titles of all officers, directors, advisory members and other individuals with management or similar responsibilities of the Acquired Corporations immediately prior to the Closing.

2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (a) the articles of incorporation and bylaws or other equivalent charter documents of each Acquired Corporation, including all amendments thereto, each as in effect as of the date of this Agreement; (b) the stock records of each Acquired Corporation; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders, the board of directors, and all committees of the board of directors of each Acquired Corporation. There have been no formal meetings or other proceedings of the shareholders, the board of directors, or any committee of the board of directors of any Acquired Corporation that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the articles of incorporation, bylaws and other charter and organizational documents of any Acquired Corporation, and no Acquired Corporation has taken any action that is inconsistent in any material respect with any resolution adopted by the shareholders, the board of directors, or any committee of the board of directors of such Acquired Corporation. The books of account, stock records, minute books and other records of the Acquired Corporations are accurate, up to date and complete in all material respects, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.

2.3 Capitalization, Etc.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of: (i) 50,000,000 shares of common stock, par value $0.001 per share, of which 10,000,000 shares are issued and outstanding; and (ii) no shares of preferred stock. No dividends have ever been paid or declared with respect to any shares of Company Capital Stock. All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Part 2.3(a) of the Disclosure Schedule: (i) none of the outstanding shares of Company Capital Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or similar right; (ii) other than the rights created pursuant to this Agreement, none of the outstanding shares of Company Capital Stock is subject to any right of first refusal or similar right in favor of the Company or any other Person; and (iii) there is no Acquired Corporation Contract (other than this Agreement) relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Capital Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock or any other securities. No shares of Company Capital Stock are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Acquired Corporation Contract. None of the Acquired Corporations is or may become obligated to provide board of directors “observer” rights, visitation rights or similar rights to any shareholder or other Person. Part 2.3(a) of the Disclosure Schedule lists each holder of shares of

Capital Stock of the Company, together with the number of shares held by such holder and the portion of the Adjusted Shareholder Consideration to be received by such holder pursuant to Section 1.5(c)(iii) above. Part 2.3(a) of the Disclosure Schedule also lists each holder of a Company Option entitled to receive any portion of the Adjusted Optionholder Consideration, together with the relevant shares subject to such Company Option, the exercise price for such shares, and the portion of the Adjusted Optionholder Consideration to be received by such holder pursuant to Section 1.5(c)(ii) above.

(b) Subject only to the condition subsequent that the Merger occur as contemplated by this Agreement, the Company has terminated all Company Option Plans and all Company Options and no holder or former holder of Company Options has any right with respect to the Acquired Corporations or the Merger Consideration. All Company Options were granted pursuant to the terms of a Company Option Plan. The Company has delivered to Parent accurate and complete copies of the Company Option Plans, and the forms of all stock option agreements evidencing any Company Options. Part 2.3(b) of the Disclosure Schedule sets forth the name of each holder of a Company Option outstanding immediately prior to the Effective Time, together with an indication of the number of shares subject to such Company Option and confirmation that each such Company Option will be terminated prior to the Effective Time.

(c) Except for Company Options to be terminated as set forth in the preceding paragraph, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive (A) any shares of capital stock or other securities of any of the Acquired Corporations, or (B) any portion of any consideration payable in connection with the Merger.

(d) All shares of capital stock, options, warrants and other securities of the Acquired Corporations, and all other securities ever issued or granted by any of the Acquired Corporations, were issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts (including any rights of first refusal or similar provisions or requirements).

(e) All of the outstanding shares of capital stock of the Acquired Corporations have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

(f) Except as set forth in Part 2.3(f) of the Disclosure Schedule, none of the Acquired Corporations has ever repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities. Any securities reacquired by the Company or any other Acquired Corporation were reacquired in compliance with (i) all applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

2.4 Financial Statements; Financial Controls.

(a) The Company has delivered to Parent the following financial statements and notes (collectively, the “Company Financial Statements”): (i) the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31, 2003 and 2002, and the related unaudited consolidated statements of operations and statements of shareholders’ equity of the Company and its consolidated Subsidiaries for the years then ended; (ii) the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of October 31, 2004, and the related unaudited consolidated statement of operations and statement of shareholders’ equity of the Company and its consolidated Subsidiaries for the period then ended (the “Unaudited 2004 Financial Statements”), and (iii) an interim unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 14, 2004.

(b) The Company Financial Statements are accurate and complete and present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations of the Company and its consolidated Subsidiaries for the periods covered thereby. Except as set forth in Part 2.4(b) of the Disclosure Schedule, the Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, subject only to the absence of footnotes.

(c) No Acquired Corporation is or has been party to any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) of Regulation S-K of the SEC).

(d) Each of the Acquired Corporations maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that: (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and its consolidated Subsidiaries and to maintain accountability for the assets of the Acquired Corporations; (iii) access to the assets of the Acquired Corporations is permitted only in accordance with management’s authorization; (iv) the reporting of the assets of the Acquired Corporations is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables are recorded accurately in all material respects, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(e) None of the Acquired Corporations has entered into any oral Contract that may be materially inconsistent with the terms of any of its sales Contracts or related Contracts. None of the Acquired Corporations has entered into any barter transaction. No reseller, distributor or other customer that is not the end-user of a product or service sold by any Acquired Corporation has any return right, rebate, right to price protection or similar right with respect to such product or service.

2.5 Absence of Changes. Since the date of the Unaudited 2004 Financial Statements:

(a) there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect;

(b) there has not been any loss, damage or destruction to, any Encumbrance of, or any interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

(c) except for communications from Parent, none of the Acquired Corporations has received any inquiry, proposal or offer relating to a possible Acquisition Transaction;

(d) none of the Acquired Corporations has made any capital expenditure that exceeds $10,000 in the aggregate;

(e) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

(f) none of the Acquired Corporations has entered into any transaction or taken any other action outside the ordinary course of business or inconsistent with past practices;

(g) except for payments made in connection with the cancellation of Company Options contemplated in Section 1.5 above, none of the Acquired Corporations has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(h) none of the Acquired Corporations has sold, issued, granted or authorized the sale, issuance or grant of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(i) none of the Acquired Corporations has formed any subsidiary or acquired any equity interest or other interest in any Entity;

(j) none of the Acquired Corporations has amended or permitted the adoption of any amendment to its articles of incorporation or bylaws or other charter documents, or effected or become a party to any reorganization, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(k) none of the Acquired Corporations has entered into or become bound by, or permitted any of the assets owned or used by it to become bound by, any Contract, or amended or terminated, or waived or exercised any material right or remedy under, any Contract, in each instance except for such actions taken in the ordinary course of business;

(l) none of the Acquired Corporations has acquired, leased or licensed any right or other asset from any other Person, or sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or waived or relinquished any right, except for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices;

(m) no Acquired Corporation has loaned money to any Person or incurred or guaranteed any indebtedness for borrowed money;

(n) no Acquired Corporation has established, adopted or amended any Acquired Corporation Employee Plan, or paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

(o) no Acquired Corporation has commenced or settled any Legal Proceeding;

(p) no Acquired Corporation has entered into any material transaction, except for transactions in the ordinary course of business and consistent with past practices;

(q) no Acquired Corporation has made any Tax election; and

(r) no Acquired Corporation has agreed or committed to take any of the actions referred to above in this Section 2.5.

2.6 Title to Assets.

(a) The Acquired Corporations own, and have good, valid and marketable title to, all assets purported to be owned by them, including: (i) all assets reflected on the Unaudited 2004 Financial Statements; (ii) all assets referred to in Part 2.9 of the Disclosure Schedule and all of the Company’s rights under the Contracts identified in Part 2.10(a) of the Disclosure Schedule; and (iii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of such assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any Acquired Corporation. No material asset of any of the Acquired Corporations is subject to any Encumbrance.

(b) There are no assets used in the business of any of the Acquired Corporations that are being leased to any Acquired Corporation.

2.7 Bank Accounts; Receivables; Customers.

(a) Part 2.7(a) of the Disclosure Schedule sets forth the account number, balance as of the date of the Unaudited 2004 Financial Statements and names of authorized signatories with respect to each account maintained by or for the benefit of the Acquired Corporations at any bank or other financial institution.

(b) Part 2.7(b) of the Disclosure Schedule sets forth an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Acquired Corporations as of the date of the Unaudited 2004 Financial Statements. All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited 2004 Financial Statements that have not yet been collected and those accounts receivable that have arisen since the date of the Unaudited 2004 Financial Statements) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, and (ii) are subject to collection in full when due, without any counterclaim or set off.

(c) The Company has not received any notice or other communication indicating that any current customer or current development partner intends to cease dealing with any of the Acquired Corporations or to reduce the volume of business transacted by such Person with any of the Acquired Corporations below historical levels.

2.8 Equipment; Leaseholds.

(a) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are currently being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted and is proposed to be conducted.

(b) Part 2.8(b) of the Disclosure Schedule lists each parcel of real property leased or occupied by any of the Acquired Corporations (a “Leased Property”) as of the date of this Agreement, together with a list of all leases, lease amendments or modifications, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions, guarantees and other Contracts relating to the use or occupancy of each Leased Property (such leases and other Contracts being referred to as “Real Estate Leases”) as of the date of this Agreement. Part 2.8(b) of the Disclosure Schedule lists, with respect to each Real Estate Lease: (i) the address and rentable square footage of the Leased Property to which such Real Estate Lease relates; (ii) the term and termination date of such Real Estate Lease and any obligations arising from termination; (iii) any options to extend or rights of first refusal under such Real Estate Lease; and (iv) the current rent and the amount of any security deposit held by the landlord under such Real Estate Lease. The Company has provided Parent with accurate and complete copies of all Real Estate Leases. The Real Estate Leases constitute the only Contracts between any of the Acquired Corporations and any third party with respect to the Leased Properties. No Acquired Corporation has (i) assigned or transferred any Real Estate Lease or any interest therein, or (ii) subleased all or any portion of any Leased Property. No Real Estate Lease or any interest therein is subject to any Encumbrance, other than statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements. No Acquired Corporation owns any real property or any interest in real property, except for the leaseholds created under the Real Estate Leases identified in Part 2.8(b) of the Disclosure Schedule.

2.9 Intellectual Property.

(a) Part 2.9(a) of the Disclosure Schedule accurately identifies:

(i) in Part 2.9(a)(i) of the Disclosure Schedule, each proprietary product or service developed, manufactured, marketed or sold by any of the Acquired Corporations at any time and any product or service currently under development by any of the Acquired Corporations;

(ii) in Part 2.9(a)(ii) of the Disclosure Schedule: (A) each item of (I) Acquired Corporation IP (other than Registered IP) that relates to the business of the Acquired Corporations as currently conducted, and (II) Registered IP in which any of the Acquired Corporations has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise or whether under common law or otherwise); (B) the jurisdiction, if any, in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (C) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (D) each product or service identified in Part 2.9(a)(i) of the Disclosure Schedule that embodies, utilizes or is based upon or derived from (or, with respect to products or services under development, that is expected to embody, utilize or be based upon or derived from) such Registered IP;

(iii) in Part 2.9(a)(iii) of the Disclosure Schedule: (A) all Intellectual Property Rights or Intellectual Property licensed to any of the Acquired Corporations (other than any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license, (2) is not incorporated into any product or service developed, manufactured, marketed or sold by any Acquired Corporation, or used by any Acquired Corporation in the development, manufacturing, provision or distribution of, any product or service, and (3) is generally available on standard terms for less than $10,000 per CPU installation); (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is licensed to such Acquired Corporation; and (C) whether the license or licenses so granted to the Acquired Corporations are exclusive or nonexclusive; and

(iv) in Part 2.9(a)(iv) of the Disclosure Schedule, each Contract pursuant to which any Person has been granted by any Acquired Corporation any license under, or otherwise has received or acquired any right or interest in, any Acquired Corporation IP (other than any non-customized commercial software licensed solely in executable or object code form pursuant to the Company’s standard end use license agreement for a non-exclusive, internal use software license).

(b) The Company has provided to Parent a complete and accurate copy of each standard form of Acquired Corporation IP Contract used by any of the Acquired Corporations, including each standard form of: (i) end user license agreement; (ii) development agreement; (iii) distributor, reseller or sales representative agreement; (iv) maintenance or support agreement or terms; (v) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (vi) consulting, independent contractor or professional services agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; and (vii) confidentiality or nondisclosure agreement. Part 2.9(b) of the Disclosure Schedule accurately identifies each Acquired Corporation IP Contract that deviates in any material respect from the corresponding standard form agreement provided to Parent. Except for the licenses and rights granted in Contracts identified in Part 2.9(a)(iv) of the Disclosure Schedule, none of the Acquired Corporations is bound by, and no Acquired Corporation IP is subject to, any Contract containing any covenant or other provision that in any way materially limits or materially restricts the ability of any of the Acquired Corporations to use, exploit, assert or enforce any Acquired Corporation IP anywhere in the world.

(c) The Acquired Corporations exclusively own all right, title and interest to and in the Acquired Corporation IP (other than Intellectual Property Rights or Intellectual Property exclusively licensed to the Company, as identified in Part 2.9(a)(iii) of the Disclosure Schedule) free and clear of any Encumbrances (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 2.9(a)(iv) of the Disclosure Schedule). Without limiting the generality of the foregoing:

(i) all documents and instruments necessary to perfect the rights of the Acquired Corporations in the Acquired Corporation IP that is Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Bodies;

(ii) each Person who is or was an employee or independent contractor of any Acquired Corporation and who is or was involved in the creation or development of any Acquired Corporation IP has signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property Rights to such Acquired Corporation and confidentiality provisions protecting the Acquired Corporation IP;

(iii) except as provided by applicable law for rights that cannot be assigned by an employee or contractor, no Acquired Corporation Employee has any outstanding claim, right (whether or not currently exercisable) or interest to or in any Acquired Corporation IP;

(iv) no Acquired Corporation Employee: (A) is, to the Knowledge of the Company, bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for such Acquired Corporation; or (B) has breached any Contract with any Acquired Corporation, or to the Knowledge of the Company, with any former employer or with any other Person concerning Intellectual Property Rights or concerning confidentiality, competition or solicitation of employees or customers;

(v) other than funds received from any Governmental Body pursuant to any Contract providing for the license of any Acquired Corporation Software in the ordinary course of business, no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Acquired Corporation IP;

(vi) each of the Acquired Corporations has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information held or purported to be held by any of the Acquired Corporations as a trade secret;

(vii) none of the Acquired Corporations has ever assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property Right to any other Person;

(viii) except as set forth in Part 2.9(c)(viii) of the Disclosure Schedule, none of the Acquired Corporations is or has been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any Acquired Corporation IP;

(ix) the Acquired Corporations own or otherwise have, and after the Effective Time the Surviving Corporation will continue to have, rights and/or licenses to all Intellectual Property Rights needed to conduct the business of the Acquired Corporations in the manner in which it is currently being conducted and is currently proposed by the Acquired Corporations to be conducted; and

(x) the Acquired Corporations have properly recorded assignments from all named inventors for or prior owners of all patents and patent applications included in the Registered IP owned or purported to be owned by the Acquired Corporations.

(d) All Acquired Corporation IP is valid and enforceable. Without limiting the generality of the foregoing:

(i) each U.S. patent application and U.S. patent in which any of the Acquired Corporations has or purports to have an ownership interest was filed within one year of the first printed publication, public use or offer for sale of each invention described in such U.S. patent application or U.S. patent;

(ii) each foreign patent application and foreign patent in which any of the Acquired Corporations has or purports to have an ownership interest was filed, or claims priority to a patent application filed, before the time at which each invention described in such foreign patent application or foreign patent was first made available to the public;

(iii) no trademark (whether registered or unregistered) or trade name owned, used or applied for by any of the Acquired Corporations is likely to be confused with, infringes, conflicts with or interferes with any trademark (whether registered or unregistered) or trade name owned, used or applied for by any other Person;

(iv) none of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which any of the Acquired Corporations has or purports to have an ownership interest has been impaired (whether as a result of providing any license to such trademark, as a result of misusing the mark, as a result of using the trademark with substandard products or services or otherwise);

(v) each item of Acquired Corporation IP that is Registered IP is and at all times has been in compliance with all applicable Legal Requirements regarding filing applications for the Registered IP and the payment of fees therefor, and all applicable filings, payments and other actions required to be made or taken to maintain each such item of Acquired Corporation IP in full force and effect have been made and taken by any applicable deadline that is prior to the Closing;

(vi) Part 2.9(d)(vi) of the Disclosure Schedule accurately identifies and describes each filing, payment, and action that must be made or taken on or before the date that is 120 days after the Closing in order to maintain each item of Acquired Corporation IP that is Registered IP in full force and effect;

(vii) the Company has provided to Parent complete and accurate copies of all applications and correspondence and other material documents related to each item of Acquired Corporation IP that is Registered IP or which any Acquired Corporation sought to be protected as Registered IP;

(viii) no application for a patent or for a copyright, mask work or trademark registration or any other type of Registered IP filed by or on behalf of any of the Acquired Corporations has been suspended, abandoned, allowed to lapse or rejected;

(ix) no interference, opposition, reissue, reexamination, appeal or other proceeding of any nature is pending or, to the Knowledge of the Company, has been threatened, in which the scope, validity, enforceability or registrability of any Acquired Corporation IP has been, is being or could reasonably be expected to be contested or challenged; and

(x) to the Knowledge of the Company, no third party is asserting or threatening to make a claim that any Acquired Corporation IP is invalid or unenforceable.

(e) Neither the execution, delivery or performance of this Agreement or any of the other Transaction Documents nor the consummation of any of the Contemplated Transactions will (with or without notice or the lapse of time) result in or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Acquired Corporation IP; (ii) except as set forth in the Disclosure Schedule with respect to notice of the Merger and required consent of counterparties relating thereto, a breach of any Contract relating to any Acquired Corporation IP, (iii) the release, disclosure or delivery of any Acquired Corporation IP by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Acquired Corporation IP.

(f) To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, and to the Knowledge of the Company no Person is currently infringing, misappropriating or otherwise violating, any Acquired Corporation IP. Part 2.9(f) of the Disclosure Schedule accurately identifies (and the Company has provided to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to any of the Acquired Corporations regarding any actual, alleged or suspected infringement or misappropriation of any Acquired Corporation IP.

(g) None of the Acquired Corporations has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing:

(i) no product, information or service ever manufactured, produced, distributed, published, used, provided or sold by or on behalf of any of the Acquired Corporations, and no Intellectual Property ever owned, used or developed by any of the Acquired Corporations, has ever infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person;

(ii) no infringement, misappropriation or similar claim or Legal Proceeding related to the Acquired Corporation IP or Intellectual Property Rights licensed to any Acquired Corporation is pending or has been threatened against any of the Acquired Corporations or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by any of the Acquired Corporations with respect to such claim or Legal Proceeding;

(iii) none of the Acquired Corporations has ever received any notice or other communication relating to any actual, alleged or suspected infringement, misappropriation or violation by any Acquired Corporation of any Intellectual Property Right of another Person;

(iv) none of the Acquired Corporations is bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation or similar claim (other than pursuant to the standard forms of Acquired Corporation IP Contracts described in Section 2.9(b)); and

(v) no claim or Legal Proceeding involving any Intellectual Property or Intellectual Property Right licensed to any of the Acquired Corporations is pending against any Acquired Corporation or, to the Knowledge of the Company, has been threatened, except for any such claim or Legal Proceeding that, if adversely determined, would not adversely affect: (A) the use or exploitation of such Intellectual Property or Intellectual Property Right by any of the Acquired Corporations; or (B) the manufacturing, distribution or sale of any product or service being developed, offered, manufactured, distributed or sold by any of the Acquired Corporations.

(h) None of the Acquired Corporation Software contains any bug, defect or error that materially and adversely affects the use, functionality or performance of such Acquired

Corporation Software or any product or system containing or used in conjunction therewith which would constitute a breach of any obligation (including any applicable warranty obligation) of any Acquired Corporation under any Acquired Corporation Contract. The Company has provided to Parent a complete and accurate list of all known bugs, defects and errors in each version and component of the Acquired Corporation Software that would materially and adversely affect the use, functionality or performance of such Acquired Corporation Software.

(i) None of the Acquired Corporation Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

(j) None of the Acquired Corporation Software is subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that: (i) could or does require, or could or does condition the use or distribution of such Acquired Corporation Software on, the disclosure, licensing, delivery or distribution of any source code for any portion of such Acquired Corporation Software; or (ii) could or does otherwise impose any limitation, restriction or condition on the right or ability of any Acquired Corporation to use or distribute any Acquired Corporation Software.

(k) Other than the disclosure to any current employee of an Acquired Corporation or as otherwise set forth in Part 2.9(k) of the Disclosure Schedule: (i) no source code for any portion of the Acquired Corporation Software has been delivered, licensed or made available to any Person, other than an escrow agent pursuant to the terms of a standard source code escrow agreement; (ii) none of the Acquired Corporations has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any portion of the Acquired Corporation Software to any escrow agent or other Person that has not been fulfilled; and (iii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure, licensing, delivery or distribution of any source code for any portion of the Acquired Corporation Software to any other Person.

(l) Each product, system, program, item of Intellectual Property or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations to any Person conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements, subject only to the provision of customary product support in the ordinary course of business.

(m) All installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by any Acquired Corporation were performed properly and in conformity with the terms and requirements of all applicable warranties and other Contracts, subject only to the provision of customary service support in the ordinary course of business.

(n) No customer or other Person has asserted or threatened to assert any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations for such customer or other Person, or (ii) based upon any services performed by any of the Acquired Corporations for such customer or other Person.

(o) Except for the identification of representative customers identified on the Company’s website, none of the Acquired Corporations has ever provided any customer list to any other Person, other than Persons subject to an obligation to maintain the confidentiality of such customer list, and none of the Acquired Corporations is or may become contractually or otherwise required to provide any customer list to any other Person pursuant to any Contract.

2.10 Contracts.

(a) Part 2.10(a) of the Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a “Material Contract.” For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:

(i) any Acquired Corporation Employee Agreement and any other Contract (A) relating to the employment of, or the performance of services by, any employee, consultant or independent contractor, (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director, or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) to any current or former employee or director;

(ii) any Contract relating to the acquisition, transfer, development, sharing or license of any Intellectual Property or Intellectual Property Right, including any Contract identified in Part 2.9(b) of the Disclosure Schedule;

(iii) any Contract containing any source code escrow release, source code custody or similar provision;

(iv) any Contract that provides for indemnification of any Acquired Corporation Employee or any current or former agent;

(v) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with, or solicit any customer of, any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

(vi) any Contract creating or involving any agency relationship, any distribution or reseller arrangement or any franchise relationship;

(vii) any Contract to which an Acquired Corporation or, to the Knowledge of the Company, any holder of any securities of the Company, is a party (other than Contracts evidencing Company Options) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities of an Acquired Corporation, (B) providing any Person with any preemptive right, right of participation or similar right with respect to any securities of an Acquired Corporation, (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities, or (D) providing any Person with any right to elect or appoint a director of an Acquired Corporation, any board of directors “observer” rights, visitation rights or similar rights with respect to an Acquired Corporation;

(viii) any Contract relating to the creation of any Encumbrance with respect to any asset of any of the Acquired Corporations;

(ix) any Contract incorporating or relating to any guaranty, any warranty, any pledge, any performance or completion bond or any indemnity or similar obligation, except for Contracts substantially identical to the standard forms of agreements listed in Section 2.9(b);

(x) any Contract relating to any currency hedging;

(xi) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(xii) any Contract (A) containing “standstill,” exclusivity, “no-shop,” “no-talk” or similar provisions, or (B) providing any right of first negotiation, right of first refusal or similar right to any Person (other than Contracts with Parent executed in contemplation of this Agreement);

(xiii) any Contract constituting or relating to a Government Contract or Government Bid;

(xiv) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

(xv) any Real Estate Lease;

(xvi) any Contract pursuant to which an Acquired Corporation is required to purchase for resale any minimum dollar amount of any third party software or hardware products in any given period;

(xvii) any Contract under which the Merger or any of the other Contemplated Transactions would give rise to or expand any rights in favor of, or any obligations on the part of, any Acquired Corporation or any other Person;

(xviii) any Contract under which any Acquired Corporation is required to obtain any Consent in connection with the Merger or any of the other Contemplated Transactions;

(xix) any Contract under which the amount of any fee, or any other amount, payable to any Person is determined in whole or in part by reference to the dollar value of any consideration to be paid or received in connection with the Merger or any of the other Contemplated Transactions;

(xx) any Contract that (A) currently contemplates or involves the current or prospective payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) currently contemplates or involves the current or prospective performance of services having a value in excess of $10,000 in the aggregate;

(xxi) any other Contract that could reasonably be expected to have or result in a material effect on (A) the business, condition, capitalization, assets, Intellectual Property, liabilities, operations, financial performance or prospects of any of the Acquired Corporations or (B) the ability of the Company to perform any of its obligations under this Agreement, or to consummate any of the Contemplated Transactions; and

(xxii) any other Contract, if a breach of such Contract or the termination of such Contract could reasonably be expected to have or result in a Company Material Adverse Effect.

The Company has delivered to Parent an accurate and complete copy of each Acquired Corporation Contract that constitutes a Material Contract, including all amendments thereto.

(b) Each Acquired Corporation Contract that constitutes a Material Contract is valid and in full force and effect, and, with respect to each party thereto other than any Acquired Corporation, is enforceable against such party in accordance with its terms, except as such enforceability may be limited by (i) laws of general application relating to bankruptcy or insolvency, or moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, regardless of whether asserted in a proceeding in equity or at law.

(c) Except as set forth in Part 2.10(c) of the Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, and, to the Knowledge of the Company, no other Person has violated or materially breached, or committed any default under, any Acquired Corporation Contract; (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to

(A) result in a violation or breach of any Material Contract or a default thereunder, (B) result in the release, disclosure, license, delivery or distribution of the source code for any portion of the Acquired Corporation Software, or (C) give any Person the right to terminate or modify any Material Contract; (iii) none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and (iv) none of the Acquired Corporations has waived any of its rights under any Material Contract.

(d) No Person is renegotiating, or has a right pursuant to the terms of any Acquired Corporation Contract to renegotiate, any amount paid or payable to or by any of the Acquired Corporations under any Acquired Corporation Contract.

(e) Part 2.10(e) of the Disclosure Schedule identifies each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by any of the Acquired Corporations, including an identification of the other parties thereto, and an estimate of the Company’s monetary obligation thereunder, if any.

(f) The Contracts identified in Part 2.10(a) of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted or are proposed to be conducted.

(g) Except as set forth in Part 2.10(g) of the Disclosure Schedule, none of the Acquired Corporations is or may become contractually or otherwise required to provide a discount to any end user customer for purchasing a license to any Acquired Corporation Software.

(h) Except as set forth in Part 2.10(h) of the Disclosure Schedule:

(i) none of the Acquired Corporations has had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

(ii) each of the Acquired Corporations has complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;

(iii) none of the Acquired Corporations has, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the “FAR”) or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) any defense or security regulations, or (H) any other applicable procurement law or regulation or other Legal Requirement;

(iv) all facts set forth in or acknowledged by any Acquired Corporation in any certification, representation or disclosure statement submitted by such Acquired Corporation with respect to any Government Contract or Government Bid were current, accurate and complete as of the date of submission or as of such other date as required by the Government Contract or Government Bid;

(v) none of the Acquired Corporations, nor any of the Acquired Corporation Employees, has been debarred or suspended from doing business with any Governmental Body, and, to the Knowledge of the Company, no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company or any employee of the Company;

(vi) no negative determinations of responsibility have been issued against any of the Acquired Corporations in connection with any Government Contract or Government Bid;

(vii) no direct or indirect costs incurred by the Company have been questioned or disallowed as a result of a finding or determination of any kind by any Governmental Body;

(viii) no Governmental Body, and no prime contractor or higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to the Company under any Government Contract;

(ix) to the Knowledge of the Company, there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other Legal Proceeding or indictment involving any of the Acquired Corporations or any of the Acquired Corporation Employees, (B) the questioning or disallowance of any costs submitted for payment by any of the Acquired Corporations, (C) the recoupment of any payments previously made to any of the Acquired Corporations, (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of any of the Acquired Corporations, or (E) the assessment of any penalties or damages of any kind against any of the Acquired Corporations;

(x) there is not and has not been any (A) outstanding claim against any of the Acquired Corporations by, or dispute involving any of the Acquired Corporations with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract, (B) fact known by any of the Acquired Corporations upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, (C) final decision of any Governmental Body against any of the Acquired Corporations;

(xi) none of the Acquired Corporations is undergoing or has undergone any audit, and to the Knowledge of the Company, there is no basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted by the Company in the ordinary course of business);

(xii) none of the Acquired Corporations has entered into any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

(xiii) no payment has been made by any of the Acquired Corporations or by any Person acting on behalf of any of the Acquired Corporations to any Person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of the Company) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

(xiv) each Acquired Corporation’s cost accounting system is in compliance with applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;

(xv) each of the Acquired Corporations has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Intellectual Property including those necessary to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to such technical data, computer software or Company IP;

(xvi) none of the Acquired Corporations has made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

(xvii) none of the Acquired Corporations is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery or performance of this Agreement or any of the other Transaction Documents, or (B) the consummation of the Merger or any of the other Contemplated Transactions.

2.11 Liabilities. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (i) liabilities identified as such in the “liabilities” column of the Unaudited 2004 Financial Statements; (ii) normal and recurring current liabilities that have been incurred by the Acquired Corporations since the date of the Unaudited 2004 Financial Statements in the ordinary course of business and consistent with past practices; or (iii) liabilities under the Material Contracts identified in Part 2.10(a) of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Material Contracts. No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or could reasonably be expected to result in, any claim for indemnification or reimbursement by any Acquired Corporation Employee pursuant to (x) the terms of any Acquired Corporation’s articles of incorporation, bylaws or other charter documents, (y) any indemnification agreement or other Contract between any Acquired Corporation and any such Acquired Corporation Employee, or (z) any applicable Legal Requirement.

2.12 Compliance with Legal Requirements; Governmental Authorizations.

(a) Each of the Acquired Corporations is, and has at all times been, in compliance in all material respects with all applicable Legal Requirements. None of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any alleged violation of, or failure to comply with, any Legal Requirement.

(b) Part 2.12(b) of the Disclosure Schedule identifies each Governmental Authorization held by any of the Acquired Corporations, and the Company has delivered to Parent accurate and complete copies of all such Governmental Authorizations. The Governmental Authorizations held by the Acquired Corporations are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is currently being conducted and is proposed to be conducted. Each Acquired Corporation is, and at all times has been, in substantial compliance with the terms and requirements of the Governmental Authorizations held by it. None of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. No Governmental Body has at any time challenged the right of any of the Acquired Corporations to design, manufacture, license, offer or sell any of its products or services.

2.13 Certain Business Practices. None of the Acquired Corporations, and (to the Knowledge of the Company) no director, officer, agent or employee of any of the Acquired Corporations, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) taken any action that would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, if the Acquired Corporations were publicly held.

2.14 Tax Matters.

(a) Each of the Tax Returns required to be filed by or on behalf of the Acquired Corporations with any Governmental Body on or before the Closing Date (the “Acquired Corporation Returns”) (i) has been filed on or before the applicable due date (including any extensions of such due date), and (ii) was complete and accurate in all respects and prepared in compliance with all applicable Legal Requirements. Each of the Acquired

Corporations (A) has timely withheld required amounts from its employees, independent contractors, customers, shareholders and other Persons from whom it is or was required to withhold Taxes in compliance with all applicable Legal Requirements, and (B) has timely paid all amounts so withheld to the appropriate Governmental Bodies. All Tax due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Acquired Corporation Returns filed since inception.

(b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Each Acquired Corporation has established reserves or carried-forward prior overpayments of Taxes adequate for the payment of all Taxes for the period from January 1, 2004 through the Closing Date. For the period from January 1, 2004 through the Closing Date, none of the Acquired Corporations has incurred or will incur any liability arising from extraordinary gains or losses (as that term is used in GAAP) outside the ordinary course of business or inconsistent with past practice.

(c) No Acquired Corporation Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

(d) No claim or Legal Proceeding is pending or has been threatened against or with respect to any Acquired Corporation in respect of any Tax, nor has any of the Acquired Corporations received from any Governmental Body in any jurisdiction any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority or other Governmental Body against any Acquired Corporation. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar communication received by any Acquired Corporation with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited 2004 Financial Statements). There are no liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code concerning collapsible corporations (or any comparable Legal Requirement). None of the Acquired Corporations has been or will be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 263A of the Code (or any comparable Legal Requirement) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. None of the Acquired Corporations has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Acquired Corporations has made any distribution of stock of any controlled corporation, as that term is defined in Section 355(a)(1) of the Code or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 and 361 of the Code. None of the Acquired Corporations (i) has been a member of an affiliated group within the meaning of Section 1504 of the Code, other than an affiliated group of which the Company was the common parent, or (ii) filed or been included in a combined, consolidated or unitary income Tax Return, other than any such Tax Return filed by the Company. None of the Acquired Corporations has any liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations under the Code (or any similar Legal Requirement) as a transferee or successor, by Contract or otherwise.

(e) None of the Acquired Corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar Legal Requirement) executed on or prior to the Closing Date, (ii) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar Legal Requirement), (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

(f) Each of the Acquired Corporations has disclosed in its Acquired Corporation Returns any Tax reporting position taken in any Acquired Corporation Return which could result in the imposition of penalties under Section 6662 of the Code or any comparable Legal Requirement.

(g) None of the Acquired Corporations has consummated or participated in, or is currently participating in, any transaction that was or is a “tax shelter” transaction as defined in Section 6662 of the Code or a “reportable transaction” as defined in Section 6011, 6112 or 6111 of the Code or the Treasury Regulations promulgated thereunder.

(h) Part 2.14(h) of the Disclosure Schedule identifies the amount of any deferred gain or loss of any Acquired Corporation arising out of any intercompany transaction.

(i) None of the tax attributes (including net operating loss carryforwards and general business tax credits) of the Acquired Corporations is limited by Section 382, 383 or 1502 of the Code (or any corresponding or similar Legal Requirement) for any period ending on or prior to the Closing Date. As of the date of the Unaudited 2004 Financial Statements, the Company had (i) no federal net operating loss carryforwards, (ii) no federal research and development carryforwards, and (iii) no minimum tax credit carryforwards.

(j) The Company has provided Parent with accurate and complete copies of all documentation relating to any Tax holidays relating to any Acquired Corporation. Neither the Merger nor any of the other Contemplated Transactions will have an adverse effect on the availability of any such Tax holiday or incentive.

(k) None of the Acquired Corporations is involved in or subject to any joint venture, partnership or other Contract which is treated as a partnership for federal, state, local or foreign income Tax purposes.

(l) There is no Acquired Corporation Contract covering any Acquired Corporation Employee that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable Legal Requirement). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

2.15 Employee and Labor Matters; Benefit Plans.

(a) Part 2.15(a) of the Disclosure Schedule accurately sets forth, with respect to each current employee of each of the Acquired Corporations (including any employee of any of the Acquired Corporations who is on a leave of absence or on layoff status):

(i) the name of such employee and the date as of which such employee was originally hired;

(ii) such employee’s title, and a description of such employee’s duties and responsibilities;

(iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director’s fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by or payable to such employee with respect to services performed in 2004;

(iv) such employee’s annualized compensation as of the date of this Agreement;

(v) each Acquired Corporation Employee Plan in which such employee participates or is eligible to participate; and

(vi) any Governmental Authorization that is held by such employee and that relates to or is useful in connection with the business of the Acquired Corporations.

(b) No director is has received or is entitled to receive any payment or compensation in connection with such individual’s service as a director of the Acquired Corporations.

(c) Part 2.15(c) of the Disclosure Schedule contains a complete and accurate list of each former employee of any of the Acquired Corporations who is receiving or is scheduled to receive (or whose spouse or other dependent or beneficiary is receiving or is scheduled to receive) any benefits (whether from any of the Acquired Corporations or otherwise) relating to such former employee’s employment with any of the Acquired Corporations; and Part 2.15(c) of the Disclosure Schedule summarizes such benefits.

(d) The employment of the Acquired Corporations’ employees is terminable by the applicable Acquired Corporation at will, without payment of severance or other termination benefits. The Company has made available to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the Acquired Corporation Employees.

(e) To the Knowledge of the Company: (i) no employee intends to terminate his employment with any Acquired Corporation; (ii) no employee has received an offer to join a business that may be competitive with the business of any Acquired Corporation; and (iii) no employee of any Acquired Corporation is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his or her duties or responsibilities as an employee of such Acquired Corporation, or (B) the business or operations of any Acquired Corporation.

(f) Part 2.15(f) of the Disclosure Schedule accurately sets forth, with respect to each independent contractor that has provided services to or received any payment from any of the Acquired Corporations during the past 12 months:

(i) the name of such independent contractor and the date as of which such independent contractor was originally hired;

(ii) a description of such independent contractor’s duties and responsibilities;

(iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by or payable to such independent contractor with respect to services performed in 2004;

(iv) the compensation terms and other terms of the arrangement between such independent contractor; and

(v) any Governmental Authorization that is held by such independent contractor and that relates to or is useful in connection with the business of any Acquired Corporation.

(g) None of the current or former independent contractors of any of the Acquired Corporations could be reclassified as an employee. No independent contractor has provided services to any of the Acquired Corporations or any Acquired Corporation Affiliate for a period of six consecutive months or longer. No independent contractor of any Acquired Corporation is eligible to participate in any Acquired Corporation Employee Plan. No Acquired Corporation has ever had any temporary or leased employees that were not treated and accounted for in all respects as employees of the Acquired Corporation.

(h) None of the Acquired Corporations is a party to or bound by, and none of the Acquired Corporations has ever been a party to or bound by, any employment agreement or any union or trade union contract, collective agreement, collective bargaining agreement or similar Contract.

(i) None of the Acquired Corporations is or has ever been engaged in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, boycott, picketing, labor dispute, question concerning representation or union organizing activity, or any similar activity, dispute or question, affecting any of the Acquired Corporations or any of the Acquired Corporation Employees. There is not now pending, and no Person has threatened to commence or raise, any such slowdown, work stoppage, boycott, picketing, labor dispute, question concerning representation or union organizing activity or any similar activity, dispute or question. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement or raising of any such slowdown, work stoppage, boycott, picketing, labor dispute, question concerning representation or union organizing activity or any similar activity, dispute or question. There are no actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Acquired Corporation Employee, including charges of unfair labor practices or discrimination complaints.

(j) Part 2.15(j) of the Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of each Acquired Corporation Employee Plan and each Acquired Corporation Employee Agreement that is in effect as of the date of this Agreement or pursuant to which any Acquired Corporation has any right or obligation. Except as provided in 2.15(j) of the Disclosure Schedule, none of the Acquired Corporations intends or has agreed or committed (i) to establish or enter into any new Acquired Corporation Employee Plan or Acquired Corporation Employee Agreement, or (ii) to modify any Acquired Corporation Employee Plan or Acquired Corporation Employee Agreement (except to conform any such Acquired Corporation Employee Plan or Acquired Corporation Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing).

(k) The Company has delivered to Parent accurate and complete copies of: (i) all documents setting forth the terms of each Acquired Corporation Employee Plan and each Acquired Corporation Employee Agreement that is currently in effect or pursuant to which any Acquired Corporation has any right or obligation, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA, the Code or any other applicable Legal Requirement in connection with each Acquired Corporation Employee Plan to the extent such reports relate to the participation of Acquired Corporation Employees; (iii) for each Acquired Corporation Employee Plan that is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Acquired Corporation Employee Plan assets to the extent such accounting relates to the participation of Acquired Corporation Employees; (iv) the most recent summary plan description together with the summaries of modifications thereto, if any, required under ERISA with respect to each Acquired Corporation Employee Plan; (v) all written Contracts relating to each Acquired Corporation Employee Plan, including administrative service agreements and group insurance contracts; (vi) all written materials provided to any Acquired Corporation Employee relating to any Acquired Corporation Employee Plan and any proposed Acquired Corporation Employee

Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to any of the Acquired Corporations or any Acquired Corporation Affiliate; (vii) all correspondence to or from any Governmental Body relating to each Acquired Corporation Employee Plan to the extent such correspondence relates to the participation of Acquired Corporation Employees; (viii) all COBRA forms and related notices, and any other forms or notices required under applicable Legal Requirements, relating to each Acquired Corporation Employee and all other documents evidencing compliance with COBRA and any other applicable Legal Requirements in the case of Acquired Corporation Employees, and their qualified beneficiaries who have experienced qualifying events; (ix) all current insurance policies in the possession of any of the Acquired Corporations or any Acquired Corporation Affiliate pertaining to fiduciary liability insurance covering the fiduciaries for each Acquired Corporation Employee Plan; (x) all discrimination tests required under the Code for each Acquired Corporation Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years to the extent such tests relate to the participation of Acquired Corporation Employees; and (xi) the most recent IRS determination or opinion letter issued with respect to each Acquired Corporation Employee Plan intended to be qualified under Section 401(a) of the Code.

(l) Each of the Acquired Corporations and Acquired Corporation Affiliates has performed all obligations required to be performed by it under each Acquired Corporation Employee Plan. Each Acquired Corporation Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable Legal Requirements, including ERISA and the Code. Any Acquired Corporation Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, that is not otherwise exempt under Section 408 of ERISA has occurred with respect to any Acquired Corporation Employee Plan. There are no claims or Legal Proceedings pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits), against any Acquired Corporation Employee Plan or against the assets of any Acquired Corporation Employee Plan. Each Acquired Corporation Employee Plan (other than any Acquired Corporation Employee Plan to be terminated prior to the Closing in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, any of the Acquired Corporations or any Acquired Corporation Affiliate (other than ordinary administration expenses); or, in the case of Acquired Corporation Employee Plans sponsored by a professional employer organization, the Acquired Corporations can withdraw from each Acquired Corporation Employee Plan after the Closing in accordance with its terms and the terms of the applicable service agreement between the Company and the professional employer organization, without liability to Parent, any of the Acquired Corporations or any Acquired Corporation Affiliate (other than ordinary administration expenses). There are no audits, inquiries or Legal Proceedings pending or, to the Knowledge of the Company, threatened by the IRS, the Department of Labor or any other Governmental Body with respect to the Acquired Corporation’s participation in any Acquired Corporation Employee Plan. No Acquired

Corporation, and no Acquired Corporation Affiliate, has ever incurred any penalty or Tax with respect to any Acquired Corporation Employee Plan under Section 502(i) of ERISA, under Sections 4975 through 4980 of the Code or under any other applicable Legal Requirement. The Acquired Corporations and Acquired Corporation Affiliates have timely made all contributions and other payments required by and due under the terms of each Acquired Corporation Employee Plan.

(m) No Acquired Corporation, and no Acquired Corporation Affiliate, has ever maintained, established, sponsored, participated in or contributed to any: (i) Acquired Corporation Pension Plan subject to Title IV of ERISA; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) Acquired Corporation Pension Plan in which stock of any of the Acquired Corporations or any Acquired Corporation Affiliate is or was held as a plan asset. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no Contemplated Transaction shall cause any such assets or insurance obligations to be less than such benefit obligations.

(n) No Acquired Corporation Employee Plan provides (except at no cost to the Acquired Corporations or any Acquired Corporation Affiliate), or reflects or represents any liability of any of the Acquired Corporations or any Acquired Corporation Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Acquired Corporations or any Acquired Corporation Affiliate, no Acquired Corporation, and no Acquired Corporation Affiliate, has ever represented, promised or contracted (whether in oral or written form) to any Acquired Corporation Employee (either individually or to Acquired Corporation Employees as a group) or any other Person that any such Acquired Corporation Employee or other Person would be provided with retiree life insurance, retiree health benefits or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

(o) Neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Acquired Corporation Employee Plan, Acquired Corporation Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration of any right, obligation or benefit, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Acquired Corporation Employee.

(p) No Acquired Corporation and no Acquired Corporation Affiliate: (i) has violated or otherwise failed to comply with any Legal Requirement respecting employment,

employment practices, terms and conditions of employment or wages and hours, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and the provisions of any similar Legal Requirement; (ii) has granted stock options to any Acquired Corporation Employee with terms and conditions that have required or will require the inclusion of compensation related to such options to be included in the calculation of overtime rates of pay; (iii) has failed to withhold or report any amount required by applicable Legal Requirements or by Contract to be withheld or reported with respect to wages, salaries or other payments to Acquired Corporation Employees; (iv) is liable for any arrears of wages or any Taxes or any penalty for failure to comply with the Legal Requirements applicable to any of the foregoing; or (v) is liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, national insurance contributions or other benefits or obligations for Acquired Corporation Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or Legal Proceedings against any of the Acquired Corporations or any Acquired Corporation Affiliate under any worker’s compensation policy or long-term disability policy.

(q) To the Knowledge of the Company, no shareholder nor any Acquired Corporation Employee is obligated under any Contract or subject to any Legal Requirement that would interfere with such Person’s efforts to promote the interests of the Acquired Corporations or that would interfere with the business of the Acquired Corporations or any Acquired Corporation Affiliate. Neither the execution nor delivery of this Agreement, nor the carrying on of the business of the Acquired Corporations or any Acquired Corporation Affiliate as presently conducted or proposed to be conducted, nor the activity of any shareholder or Acquired Corporation Employee will, to the Knowledge of the Company, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which such shareholder or Acquired Corporation Employee is bound.

(r) No Acquired Corporation has undertaken any option re-pricing or option exchange program.

2.16 Environmental Matters. Each of the Acquired Corporations possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and is in compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication, whether from a Governmental Body, citizens group, Acquired Corporation Employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. To the Knowledge of the Company, (a) each Leased Property and any other property that is controlled or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (b) no Leased Property, and no other property controlled or used by any of the Acquired Corporations, contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells, and (c) no Leased Property, and no other property controlled or used by any of the Acquired Corporations, contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed of. No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law, (i) has been placed on the “National Priorities List” of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take “removal” or “remedial” action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

2.17 Insurance. Part 2.17 of the Disclosure Schedule lists each insurance policy maintained as of the date of this Agreement by, at the expense of or for the benefit of any of the Acquired Corporations and identifies any claims (including any workers’ compensation claims) made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified in Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. None of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

2.18 Related Party Transactions. No Related Party has, and no Related Party has at any time: (a) had any direct or indirect interest in any material asset used in or otherwise relating to the business of any of the Acquired Corporations; (b) been indebted to any of the Acquired Corporations; (c) entered into, or had any direct or indirect financial interest in, any Material Contract (other than agreed-upon sales commissions payable with respect thereto in the ordinary course of business), transaction or business dealing involving any of the Acquired Corporations; (d) competed, directly or indirectly, with any of the Acquired Corporations; and (e) had any claim or right against any of the Acquired Corporations (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.18 each of the following shall be deemed to be a “Related Party”: (i) each shareholder and each Person who is or who has been a general partner, limited partner or affiliate of any shareholder of the Company; (ii) each individual who is or who has been an officer or director of any of the Acquired Corporations; (iii) each member of the immediate family of each of the individuals referred to in clauses “(i)” and “(ii)” above; and (iv) any trust or other Entity (other than the Company) in which any one of the Persons referred to in clauses “(i)”, “(ii)” and “(iii)” above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a voting, proprietary or equity interest.)

2.19 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding, and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions.

To the Knowledge of the Company, except as set forth in Part 2.19(a)(ii) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. No claim, dispute or Legal Proceeding disclosed in Part 2.19 of the Disclosure Schedule could have or result in a Company Material Adverse Effect.

(b) No Legal Proceeding has ever been commenced by or has ever been pending against any of the Acquired Corporations.

(c) There is no Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the Knowledge of the Company, no current Acquired Corporation Employee is subject to any Order that prohibits such Acquired Corporation Employee from engaging in or continuing, or that limits such Person’s ability to engage in or continue, any conduct, activity or practice relating to the business of any of the Acquired Corporations.

2.20 Authority; Binding Nature of Agreement. The Company has the requisite power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company has (a) unanimously determined that the Merger is fair and in the best interests of the Company and its shareholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger, and (c) unanimously recommended the approval of the terms of the Merger by the holders of Company Capital Stock and directed that this Agreement and the Merger be submitted for consideration by the Company’s shareholders. The holders of Company Capital Stock have unanimously approved the terms of the Merger and the execution, delivery and performance of this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) laws of general application relating to bankruptcy or insolvency, or moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, regardless of whether asserted in a proceeding in equity or at law. The Escrow Agreement, when executed and delivered by Founder, will constitute the legal, valid and binding obligation of Founder, enforceable against Founder in accordance with its terms, except as such enforceability may be limited by (i) laws of general application relating to bankruptcy or insolvency, or moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, regardless of whether asserted in a proceeding in equity or at law.

2.21 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other Transaction Documents, nor (2) the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Acquired Corporation Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any Acquired Corporation Contract, (iii) accelerate the maturity or performance of any obligation under any Acquired Corporation Contract, or (iv) cancel, terminate or modify any term of any Acquired Corporation Contract;

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

(f) result in, or increase the likelihood of, (i) the disclosure, licensing, delivery or distribution to any escrowholder or other Person of the source code for any portion of the Acquired Corporation Software, or (ii) the transfer of any asset of any of the Acquired Corporations to any Person.

Except as set forth in Part 2.21(f) of the Disclosure Schedule, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other Transaction Documents, or (y) the consummation of the Merger or any of the other Contemplated Transactions. (For purposes of this Agreement, an Acquired Corporation will be deemed to be or to have been “required” to obtain a Consent if the failure to obtain such Consent (i) could result in the imposition of any liability or obligation on, or the expansion of any liability or obligation of, any of the Acquired Corporations, (ii) could result in the termination, modification or limitation of any contractual or other right of any of the Acquired Corporations, or (iii) could otherwise have an adverse effect on the business, condition, capitalization, assets, Intellectual Property, liabilities, operations, financial performance or prospects of any of the Acquired Corporations.)

2.22 Financial and Other Advisors. Except for fees payable to Alliant Partners, which are included in the calculation of the Aggregate Company Transaction Expense Amount, no broker, finder or investment banker is entitled to any brokerage, finder’s or similar fee or commission in connection with the Merger or any of the other Contemplated Transactions.

2.23 Full Disclosure. This Agreement (including the Disclosure Schedule) does not, and none of the other Transaction Documents will, (i) contain any untrue statement of a material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not misleading.

2.24 No Other Representations or Warranties. Except for the representations and warranties contained in the Transaction Documents and the other documents delivered in connection with the Contemplated Transactions, none of the Acquired Corporations nor Founder makes any other express or implied representation or warranty on behalf of the Acquired Corporations with respect to the execution and delivery of the Transaction Documents and the consummation of the Contemplated Transactions or the business or assets of the Acquired Corporations.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company and Founder as follows:

3.1 Organization. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

3.2 Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has the requisite power and authority to perform its obligations under this Agreement and the relevant Transaction Documents, and the execution, delivery and performance by Parent and Merger Sub of this Agreement and the relevant Transaction Documents have been duly authorized by any necessary action on the part of Parent and Merger Sub and their respective boards of directors and shareholders. This Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (I) laws of general application relating to bankruptcy or insolvency, or moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, regardless of whether asserted in a proceeding in equity or at law. The Escrow Agreement, when executed and delivered by Parent, will constitute the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by (x) laws of general application relating to bankruptcy or insolvency, or moratorium or other similar laws affecting or relating to creditors’ rights generally, and (y) rules of law governing specific performance, injunctive relief and other equitable remedies, regardless of whether asserted in a proceeding in equity or at law.

3.3 Non-Contravention. Neither the execution, delivery or performance of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Merger or any of the other Contemplated Transactions, will:

(a) conflict with or result in a violation of any of the provisions of (I) the certificate of incorporation or bylaws of Parent, or (ii) the articles of incorporation or bylaws of Merger Sub;

(b) violate any order, writ, injunction or decree applicable to Parent or Merger Sub or any of their respective properties or assets, except where the violation thereof would not reasonably be expected to have a material adverse effect on Parent’s or Merger Sub’s ability to consummate the Merger (a “Parent Material Adverse Effect”); or

(c) violate any statute, rule or regulation applicable to Parent or Merger Sub or any of their respective properties or assets, except where the violation thereof would not reasonably be expected to have a Parent Material Adverse Effect.

3.4 Financial and Other Advisors. Parent has not engaged any broker, finder or investment banker or incurred any liability for any brokerage, finder’s or similar fee or commission in connection with the Merger or any of the other Contemplated Transactions.

SECTION 4. ADDITIONAL AGREEMENTS

4.1 Public Announcements. The Company and Founder shall not issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other Contemplated Transactions, without Parent’s prior written consent. Parent shall be permitted to issue such press releases and to make such public statements regarding this Agreement or the Merger as Parent deems necessary or desirable in its sole discretion in order to comply with applicable Legal Requirements.

4.2 Use of Name. From and after the Closing, except in connection with his employment with the Acquired Corporation, Founder shall not use, either directly or indirectly, any corporate name, tradename, trademark, or service mark incorporating the name of any of the Acquired Corporations, the Surviving Corporation, Parent or its Subsidiaries or any derivative thereof, and shall not attempt to register any such name or mark without Parent’s prior written consent.

4.3 No Obligation Regarding Future Conduct of Business. Parent shall not have any obligation under this Agreement or otherwise: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the

Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Intellectual Property or Intellectual Property Right, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property Right; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations, or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) to contest any Legal Proceeding relating to the Merger.

4.4 Employee Benefits and Related Matters. Employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time (“Continuing Employees”) shall, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or Legal Requirements, be eligible to participate in Parent’s health, vacation and 401(k) plans, to substantially the same extent as similarly situated employees of Parent, taking into account the service Continuing Employees completed for the Acquired Corporations prior to the Closing as though such service were completed for Parent. If and to the extent set forth in the relevant offer letters, Continuing Employees shall also be eligible for a stock option grant to purchase shares of Parent’s common stock, subject to approval of Parent’s board of directors in accordance with Parent’s customary practices, and pursuant to the terms and provisions set forth in Parent’s option plan and related documents. Nothing in this paragraph or elsewhere in this Agreement shall be construed to create a right in any Acquired Corporation Employee to employment with Parent, the Surviving Corporation or any Subsidiary of Parent, and the employment of each Continuing Employee shall be “at will” employment. No Acquired Corporation Employee, and no Continuing Employee, shall be deemed to be a third party beneficiary of this Agreement.

SECTION 5. ADDITIONAL CLOSING REQUIREMENTS AND DELIVERIES

5.1 Deliveries to Parent and Merger Sub. At the Closing, the Company and Founder shall deliver or shall cause to be delivered, the following agreements and documents, each of which shall be in full force and effect:

(a) a certificate, executed on behalf of the Company by an officer of the Company and executed by Founder, confirming the accuracy of the representations and warranties of the Company and Founder contained herein and the satisfactory completion of the conditions to Closing contained herein;

(b) a secretary’s certificate executed on behalf of the Company by the secretary of the Company confirming the articles of incorporation and bylaws of the Company as in effect immediately prior to the Closing, copies of the resolutions of the board of directors and shareholders of the Company authorizing the Merger and the other Contemplated Transactions;

(c) written resignations of all officers and directors of the Acquired Corporations, effective as of the Effective Time;

(d) stock certificate(s) representing all issued and outstanding capital stock of the Acquired Corporations, endorsed in blank, together with a duly executed letter of transmittal and such other transfer documents as may be reasonably required by Parent;

(e) Stock Option Termination Agreements, terminating each Company Option;

(f) all original minute books and stock records of the Acquired Corporations;

(g) the Escrow Agreement, executed by Founder and the Escrow Agent;

(h) the Noncompetition Agreement, an offer letter, and a proprietary information and inventions agreement, each dated as of the Closing Date and executed by Founder;

(i) offer letters and proprietary information and inventions agreements signed by each of the individuals identified on Schedule 5.1(i)(i);

(j) a General Release dated as of the Closing Date, executed by each employee, shareholder, optionholder, officer and director of the Company;

(k) documentation, satisfactory in form and substance to Parent, terminating the Acquired Corporation Contracts identified on Schedule 5.1(k);

(l) all consents to assignments identified on Schedule 5.1(l);

(m) confirmation regarding the amount of the Aggregate Company Transaction Expense Amount (including written confirmation from Hauptman, LLC, Alliant Partners, and any other service provider as to all amounts paid, owed and to be owed by each Acquired Corporation with respect to services performed by them through the Closing Date); and

(n) a legal opinion of Hauptman, LLC, counsel to the Company, dated as of the Closing Date, in form acceptable to Parent and containing no exceptions, assumptions or qualifications that are not customarily included in legal opinions relating to transactions similar to the Merger.

5.2 Deliveries to the Company and Founder. At the Closing, Parent and Merger Sub shall deliver or shall cause to be delivered, the following agreements and documents, each of which shall be in full force and effect:

(a) the Escrow Agreement, executed by Parent and the Escrow Agent; and

(b) payment or confirmation of an irrevocable wire transfer instruction initiating payment of the Adjusted Merger Consideration as provided in Section 1 above.

SECTION 6. INDEMNIFICATION, ETC.

6.1 Survival of Representations, Etc.

(a) The representations and warranties of the Company (including the representations and warranties set forth in Section 2 shall survive the Closing and continue in full force and effect until the date that is 18 months after the Closing Date; provided, however, that all representations and warranties regarding infringement, misappropriation or violation of Intellectual Property Rights, including the representations and warranties set forth in Section 2.9(g), shall not expire on such date but rather shall continue in full force and effect until the third anniversary of the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, if, at any time prior to the expiration of the applicable survival period, any Indemnitee delivers to Founder a Notice of Indemnification Claim (as defined below) alleging the existence of an inaccuracy in or a breach of any of the representations and warranties of the Company or Founder and asserting a claim for recovery under this Section 6 or the Escrow Agreement based on such alleged inaccuracy or breach, then the claim asserted in such Notice of Indemnification Claim shall survive the expiration of the applicable survival period until such time as such claim is fully and finally resolved. The continuing covenants and obligations of the Company and Founder set forth in Sections 4.1 and 4.2 shall survive indefinitely. The representations and warranties of Parent and Merger Sub shall terminate and expire as of the Effective Time.

(b) The representations, warranties, covenants and obligations of the Company and Founder, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

(c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and Founder in this Agreement.

6.2 Indemnification.

(a) From and after the Effective Time (but subject to Section 6.1), the Indemnitees shall be entitled to be held harmless and indemnified from and against, and shall be entitled to compensation and reimbursement for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with:

(i) any inaccuracy in or breach of any representation or warranty set forth this Agreement (without giving effect to any materiality qualification contained in such representation or warranty, and without giving effect to any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement);

(ii) any breach of any covenant or obligation of the Company or Founder contained herein; and

(iii) the exercise or attempted exercise by any shareholder of the Acquired Corporations of dissenter’s rights.

(b) The parties acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

6.3 Threshold; Ceiling.

(a) Except in the case of “fraud” (as defined below), the Indemnitees shall not be entitled to indemnification for any matter until such time as the total amount of all Damages (including the Damages arising in connection with such matter and all other Damages arising from any other matter that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $75,000 in the aggregate, and then only to the extent of such excess, provided, however, that once such threshold has been exceeded at any time, then any future indemnification shall not be subject to such threshold. For purposes of this Agreement, “fraud” shall exclusively mean any knowing or intentional breach, misrepresentation or omission.

(b) Except in the case of fraud, the maximum liability of Founder for indemnification shall be: (i) an amount equal to the Aggregate Indemnity Escrow Cash Amount for matters not relating to Intellectual Property, and (ii) $3,500,000 for claims relating to infringement, misappropriation or violation of Intellectual Property Rights, including any matters arising in connection with Section 2.9(g) of this Agreement, such that the maximum aggregate liability of Founder for indemnification shall not exceed the sum of such amounts. Except in the case of fraud, Indemnitees agree to first seek recourse against the Indemnity Escrow Fund to the extent funds remain available under the Indemnity Escrow Fund prior to seeking recourse directly against Founder. Nothing contained in this Section 6.3 or elsewhere in this Agreement shall limit the rights of any Indemnitee to seek or obtain injunctive relief or any other equitable remedy to which such Indemnitee is otherwise entitled.

6.4 No Contribution. No shareholder shall have any right of contribution, right of indemnity or other right or remedy against Parent or against the Surviving Corporation or any of the other Acquired Corporations in connection with any indemnification obligation or any other liability to which such shareholder may become subject under or in connection with this Agreement or any of the Contemplated Transactions.

6.5 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any Indemnitee may be entitled to be held harmless, indemnified, compensated or reimbursed pursuant to this Agreement (a “Third Party Claim”), (a) Parent shall notify Founder promptly after Parent receives notice of such Third Party Claim, which notice shall contain: (i) the nature of such Third Party Claim, (ii) a reasonably detailed description of the Third Party Claim and the basis for the indemnification sought hereunder, and (iii) the amount of damages claimed by the Person who asserted or commenced such Third Party Claim (it being understood that any failure by Parent to so promptly notify Founder shall have no effect on an Indemnitee’s ability to recover Damages pursuant to this Agreement, except to the extent that the defense of such Third Party Claim is materially prejudiced by such failure), and (b) Parent shall have the right, at its election, to proceed with the defense of such Third Party Claim on its own. Notwithstanding the foregoing, Founder may elect (by written notice to Parent within fifteen (15) days after receipt of written notice under this paragraph) to assume the defense of such Third Party Claim, provided that such Third Party Claim involves solely claims for monetary damages in an amount (when aggregated with all other outstanding claims, if any) does not exceed the balance remaining in the Escrow Account as of the date of such notice, and provided further, that if Founder is also a party to such Third Party Claim and Parent determines in good faith that joint representation would be inappropriate, then Founder shall not be entitled to assume the defense of such Third Party Claim. If Parent proceeds with the defense of any such Third Party Claim: (i) all reasonable expenses relating to the defense of such Third Party Claim shall be paid by Founder, and if necessary to ensure the timely payment of such expenses, from the Indemnity Escrow Fund (with Parent and Founder being required to jointly execute and deliver to the Escrow Agent such written instructions as Parent may determine in good faith to be appropriate); (ii) Founder shall use commercially reasonable efforts to make available to Parent any documents and materials that may be necessary to the defense of such Third Party Claim; and (iii) Parent shall not settle, adjust or compromise such Third Party Claim without the prior written consent of Founder (which consent shall not be unreasonably withheld). If Founder assumes the defense as provided above or Parent does not elect to proceed with the defense of any such Third Party Claim, Founder shall at Founder’s own expense proceed with the defense of such Third Party Claim with counsel satisfactory to Parent; provided, however, that Founder may not settle, adjust or compromise any such Third Party Claim without the prior written consent of Parent (which consent shall not be unreasonably withheld).

6.6 No Duty to Mitigate. Except for the taking of any actions in the ordinary course of an Indemnitee’s business as conducted at the time, no Indemnitee shall have any duty to mitigate or otherwise reduce the amount of any Damages that it incurs in connection with any matter with respect to which it is entitled to be held harmless, indemnified, compensated or reimbursed pursuant to this Agreement, provided, however, that, to the extent Parent determines in good faith that there is available coverage for such Damages under an insurance policy then-maintained by Parent, Parent shall take commercially reasonable measures to attempt to recover any insurance proceeds available to offset such Damages under such insurance policy.

6.7 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

6.8 Indemnification Claims; Indemnity Escrow Fund Arrangements.

(a) Any Indemnitee seeking to be held harmless, indemnified, compensated or reimbursed pursuant to this Agreement shall deliver a notice to Founder and the Escrow Agent (any such notice being referred to as a “Notice of Indemnification Claim,” and the claim for indemnification, compensation and reimbursement described in such Notice of Indemnification Claim being referred to as an “indemnification claim”), pursuant to the Escrow Agreement. Additional provisions regarding the Indemnity Escrow Fund and the procedures for indemnification are as set forth in the Escrow Agreement.

6.9 Priority of Remedies. All indemnification of Indemnitees shall first be satisfied out of funds then held by the Escrow Agent in the Escrow Account in accordance with the terms of the Escrow Agreement, provided, however, that if at the time of the relevant Notice of Indemnification Claim the funds remaining in the Escrow Account that are not Contested Amounts, as defined in the Escrow Agreement, are insufficient to satisfy the indemnification amount sought under the Notice of Indemnification Claim, then the Indemnitee may concurrently proceed against Founder for such indemnification.

6.10 General Provisions on Indemnification. Whenever Founder is required to indemnify an Indemnitee against, and hold the Indemnitee harmless from, or to reimburse an Indemnitee for, any item of Damages, Founder will pay the Indemnitee the amount of the Damages net of (i) the Net Proceeds of any insurance policy paid to Indemnitee with respect to such Damages prior to the indemnification payment and (ii) any Tax Benefit actually received by Indemnitee with respect to such Damages prior to the indemnification payment. For purposes of this paragraph, (A) “Net Proceeds” shall mean the insurance proceeds actually received, less any actual, additional, or increased premium, deductibles, co-payments, other payment obligations (including attorneys’ fees and other costs of collection) or the present value of any future cost which is quantifiable with reasonable certainty, that relates to or arises from the making of the claim for indemnification, and (B) “Tax Benefit” shall mean any refund of income taxes paid or any actual reduction in the amount of income taxes which would otherwise be paid currently, in each case computed assuming that the tax attribute resulting from such Damages results in a refund or in an actual reduction in income taxes only after all the other tax attributes of Indemnitee have been utilized, and no Tax Benefit shall be deemed to have occurred while a reasonable possibility exists of a challenge by any Governmental Body. Damages shall also be determined after taking into account any indemnity, contribution or other similar payment received by the Indemnitee from any third party with respect thereto.

6.11 Exclusive Remedy. Except in the case of fraud, as to which the limitations set forth in this Section 6 shall not apply, from and after the Effective Time, the indemnification provisions set forth in this Section 6 and the Escrow Agreement shall be the Indemnitees’

exclusive remedy for any recovery against Founder arising from the matters set forth in Section 6.2, provided, however, that nothing in this Agreement shall limit the rights of any Indemnitee to seek injunctive relief or any equitable remedy to which such Indemnitee is otherwise entitled.

SECTION 7. MISCELLANEOUS PROVISIONS

7.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the Contemplated Transactions.

7.2 No Order or Legal Proceeding. The Merger and the other Contemplated Transactions shall be subject to the condition that (i) no Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal, and (ii) no Person shall have commenced, or threatened to commence, any Legal Proceeding challenging the Merger or any of the other Contemplated Transactions.

7.3 Fees and Expenses. Except as otherwise provided in this Agreement, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees, accounting fees and investment banking fees) that have been incurred or that are incurred by or on behalf of such party in connection with the Contemplated Transactions and its performance thereof. For avoidance of doubt, Parent shall pay the fees and costs associated with establishing the escrow under the Escrow Agreement and any payment agent engaged by Parent.

7.4 Attorneys’ Fees. If any action, suit or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

7.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent:

Verity, Inc.

894 Ross Drive,

Sunnyvale, CA 94089

Attention: Steven R. Springsteel

Facsimile: (408) 542-4609

With a copy to:

Cooley Godward LLP

5 Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

Attention: Timothy J. Moore, Esq.

Facsimile: (650) 849-7400

if to the Company:

Dralasoft, Inc.

10955 Westmoor Dr.

Westminster, CO 80021

Attention: Suresh Ramaswamy

Facsimile: (303) 468-6758

With a copy to:

Hauptman, LLC

Attn: Roger Hauptman

123 Cook Street, Suite 200

Denver, CO 80206

Facsimile: (303) 736-4021

if to Founder:

Suresh Ramaswamy

12567 Forest View Street,

Broomfield, CO 80020

Phone: 720-232-4743

7.6 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

7.7 Counterparts and Exchanges by Facsimile Transmission. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of counterpart signature pages by facsimile transmission shall be sufficient to bind the parties to the terms of this Agreement.

7.8 Governing Law.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

(b) Except as otherwise provided in Section 6 or the Escrow Agreement, any action, suit or proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Each party to this Agreement: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (ii) agrees that each state and federal court located in the County of Santa Clara, California shall be deemed to be a convenient forum; (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court; and (iv) waives such party’s right to trial by jury.

7.9 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); Merger Sub and its successors and assigns (if any); and Founder and Founder’s successors and assigns (if any). This Agreement shall inure to the benefit of: Parent; Merger Sub; the other Indemnitees (subject to Section 6); the Company; Founder; and the respective successors and assigns (if any) of the foregoing. Following the Effective Time, Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 6), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. Founder may not assign any of its rights or delegate any of its obligations under this Agreement or the Transaction Documents to any other Person without Parent’s prior written consent.

7.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. The parties agree that neither Parent nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related Legal Proceeding.

7.11 Waiver.

(a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company, Merger Sub and Founder.

7.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

7.14 Parties in Interest. Except for the provisions relating to indemnification, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

7.15 Entire Agreement. This Agreement and the related Transaction Documents and other writings delivered contemporaneously with this Agreement, set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

7.16 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement and in the Exhibits and Schedules to this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

(e) References to the “Company” that relate to events occurring after the Effective Time shall be deemed to be references to the Surviving Corporation, unless explicitly required otherwise by the context of such reference.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

VERITY, INC.

By:	/s/ Anthony J. Bettencourt
Name:	Anthony J. Bettencourt
Title:	President and Chief Executive Officer

DIAMONDHEAD ACQUISITION CORP.

By:	/s/ Steven R. Springsteel
Name:	Steven R. Springsteel
Title:	President

DRALASOFT, INC.

By:	/s/ Suresh Ramaswamy
Name:	Suresh Ramaswamy
Title:	President

FOUNDER

/s/ Suresh Ramaswamy
Name:	Suresh Ramaswamy

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A and the Disclosure Schedule):

Acquired Corporation Affiliate. “Acquired Corporation Affiliate” shall mean any Person under common control with an Acquired Corporation within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

Acquired Corporation Contract. “Acquired Corporation Contract” shall mean any Contract: (a) to which an Acquired Corporation is a party; (b) by which an Acquired Corporation or any of its assets is bound or under which an Acquired Corporation has any obligation; or (c) under which an Acquired Corporation has any right or interest.

Acquired Corporation Employee. “Acquired Corporation Employee” shall mean any current or former employee, independent contractor, consultant, officer or director of an Acquired Corporation or an Acquired Corporation Affiliate.

Acquired Corporation Employee Agreement. “Acquired Corporation Employee Agreement” shall mean any management, employment, change in control, transaction bonus, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between an Acquired Corporation or an Acquired Corporation Affiliate and any Acquired Corporation Employee, other than any such Contract that is terminable “at will” without any obligation on the part of an Acquired Corporation or any Acquired Corporation Affiliate to make any payments or provide any benefits in connection with any termination of such Contract.

Acquired Corporation Employee Plan. “Acquired Corporation Employee Plan” shall mean any plan, program, policy, practice or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other benefits or remuneration of any kind, whether written, unwritten or otherwise and whether funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to or required to be contributed to by an Acquired Corporation or any Acquired Corporation Affiliate for the benefit of any Acquired Corporation Employee, or with respect to which an Acquired Corporation or any Acquired Corporation Affiliate has or may have any liability or obligation; provided, however, than an Acquired Corporation Employee Agreement shall not be considered an “Acquired Corporation Employee Plan.”

Acquired Corporation IP. “Acquired Corporation IP” shall mean all Intellectual Property Rights and Intellectual Property in or to which an Acquired Corporation has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

Acquired Corporation IP Contract. “Acquired Corporation IP Contract” shall mean any Acquired Corporation Contract that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Acquired Corporation IP or any Intellectual Property developed by, with or for an Acquired Corporation.

Acquired Corporation Pension Plan. “Acquired Corporation Pension Plan” shall mean any Acquired Corporation Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA and any other occupational pension plans, including final salary and money purchase plans.

Acquired Corporations. “Acquired Corporations” shall mean (i) the Company, (ii) each Subsidiary of the Company, and (iii) each corporation or other Entity that has been merged into or that otherwise is a predecessor to any of the Entities identified in clauses “(i)” and “(ii)” above.

Acquired Corporation Software. “Acquired Corporation Software” shall mean any software (including software development tools and firmware and other software embedded in hardware devices, and all updates, upgrades, releases, enhancements and bug fixes) owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by an Acquired Corporation at any time (other than non-customized third-party software licensed to the Company solely for internal use on a non-exclusive basis).

Acquisition Transaction. “Acquisition Transaction” shall mean any transaction involving: (a) the sale, license, disposition or acquisition of all or a substantial portion of the business or assets of any Acquired Corporation; (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of an Acquired Corporation (other than common stock issued to employees of the Company upon exercise of Company Options in routine transactions in accordance with the Company’s past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of an Acquired Corporation, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of an Acquired Corporation; or (c) any merger, consolidation, share exchange, business combination, reorganization, recapitalization or similar transaction involving an Acquired Corporation.

Aggregate Company Transaction Expense Amount. “Aggregate Company Transaction Expense Amount” shall mean the aggregate dollar amount of (a) all Transaction Expenses (including legal fees and expenses, accounting fees and expenses, financial advisory fees and expenses and filing fees) that have been paid or incurred by or on behalf of the respective Acquired Corporations prior to the Effective Time, and (b) all Transaction Expenses that are payable or are expected to become payable or to be incurred by or on behalf of the respective Acquired Corporations at or after the Effective Time.

COBRA. “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Company Capital Stock. “Company Capital Stock” shall mean all common stock and other capital stock of the Company.

Company Material Adverse Effect. “Company Material Adverse Effect” shall mean any change, effect, claim, circumstance or matter that (considered together with all other changes, effects, claims, circumstances or matters) is, or could reasonably be expected to be or to become, materially adverse to (a) the business, financial condition, capitalization, assets (tangible or intangible), Intellectual Property, liabilities (contingent or otherwise), results of operations or financial performance of the Company and its Subsidiaries taken as a whole, (b) Parent’s right to own, or to derive any benefit of ownership of, the stock of the Surviving Corporation, or (c) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its obligations under the Agreement; provided, however, that none of the following shall be deemed in and of themselves to constitute a Company Material Adverse Effect: (i) any failure by the Company to meet internal projections or forecasts; or (ii) any adverse change, effect, occurrence, state of facts or development attributable to conditions affecting the industries in which the Acquired Corporations participate, the U.S. economy as a whole or foreign economies in any locations where an Acquired Corporation has material operations or sales, provided that such change, effect, occurrence, state of facts or development does not have a disproportionate impact on any of the Acquired Corporations.

Company Option. “Company Option” shall mean any option, warrant or other right to acquire shares of Company Capital Stock or any other right or security (other than Company Capital Stock) exercisable for or convertible into shares of Company Capital Stock, whether vested or unvested, and whether granted by the Company pursuant to the terms of any Company Option Plan or otherwise.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contemplated Transactions. “Contemplated Transactions” shall mean the Merger and all other transactions and other matters contemplated by this Agreement and the other Transaction Documents.

Contract. “Contract” shall mean any legally binding, express or implied, written or oral agreement, contract, subcontract, lease, understanding, instrument, certificate, commitment, arrangement or undertaking.

Damages. “Damages” shall include any loss, damage (including consequential, indirect and special damages), injury, decline or diminution in value, liability (contingent or otherwise), claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees, whether relating to a Third Party Claim, an action by an Indemnitee to enforce its rights under the Agreement or any other action, proceeding or claim), charge, cost (including costs of investigation) or expense of any nature.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Environmental Law. “Environmental Law” shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Escrow Agent. “Escrow Agent” shall mean U.S. Bank National Association.

Escrow Agreement. “Escrow Agreement” shall mean the escrow agreement entered into among Parent, Founder and the Escrow Agent dated as of the Closing Date.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

FMLA. “FMLA” shall mean the Family Medical Leave Act of 1993, as amended.

Foreign Plan. “Foreign Plan” shall mean: (a) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body outside the United States; (b) any Acquired Corporation Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; and (c) any Acquired Corporation Employee Plan that covers or has covered any Acquired Corporation Employee whose services are or have been performed primarily outside of the United States.

GAAP. “GAAP” shall mean generally accepted accounting principles in the United States of America.

Governmental Authorization. “Governmental Authorization” shall mean any permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including NASDAQ).

Government Bid. “Government Bid” shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

Government Contract. “Government Contract” shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

HIPAA. “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Indemnitees. “Indemnitees” shall mean the following Persons: (a) Parent; (b) Parent’s current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above; provided, however, that the Persons who were shareholders of the Company prior to the Effective Time shall not be deemed to be “Indemnitees.”

Indemnity Escrow Fund. “Indemnity Escrow Fund” shall mean the escrow fund established pursuant to the Escrow Agreement for the purpose of securing the indemnification and other rights of Parent and the other Indemnitees pursuant to this Agreement.

Intellectual Property. “Intellectual Property” shall mean algorithms, APIs, apparatus, databases, data collections, development tools, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Intellectual Property Rights. “Intellectual Property Rights” shall mean all past, present and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

IRS. “IRS” shall mean the United States Internal Revenue Service.

Knowledge. An individual shall be deemed to have “Knowledge” or be aware of a particular fact or other matter if:

(a)	such individual is actually aware of such fact or other matter; or

(b)	such individual could reasonably be expected to have had knowledge of such fact or other matter following a complete and thorough investigation, if under the circumstances a reasonable person would have determined such investigation was required or appropriate in the normal course of fulfillment of such individual’s duties.

The Company shall also be deemed to have “Knowledge” of a particular fact or other matter if Suresh Ramaswamy has Knowledge of such fact or other matter.

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Materials of Environmental Concern. “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

Net Option Price Per Share. “Net Option Price Per Share” shall mean, with respect to each share of Company Capital Stock subject to a Company Option, the exercise price of which is less than the Price Per Share, an amount equal to the Price Per Share less the exercise price for such share of Company Capital Stock.

Order. “Order” shall mean any order, writ, injunction, judgment or decree.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Price Per Share. “Price Per Share” shall mean (i) the Adjusted Merger Consideration, divided by (ii) the sum of (A) the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time and (B) the number of shares of Company Capital Stock subject to exercise pursuant to Company Options outstanding immediately prior to the Effective Time, the exercise price per share of which is less than the Price Per Share.

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

Representatives. “Representatives” shall mean officers, directors, partners, trustees, executors, employees, agents, attorneys, accountants and advisors.

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

Tax. “Tax” shall mean any (a) federal, state, local, foreign or other tax (including any income, franchise, capital stock, license, severance, occupation, employment, premium, windfall profits, environmental, alternative, minimum or add-on minimum, franchise, gross receipts, value-added, surtax, excise, ad valorem, transfer, stamp, sales, use, real property, personal property, business, social security, registration, unemployment, disability, withholding, payroll or similar tax), levy, assessment, tariff, duty (including any customs or similar duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), whether disputed or not, that is imposed, assessed or collected by or under the authority of any Governmental Body, or (b) obligation to indemnify or otherwise assume or succeed to all or any portion of the Tax liability of any other Person.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Transaction Documents. “Transaction Documents” shall mean the Merger Agreement, the Escrow Agreement, the Noncompetition Agreement, the General Releases, the Stock Option Termination Agreements, and the offer letters and proprietary information and inventions agreements delivered in connection with the Contemplated Transactions.

Transaction Expense. “Transaction Expense” shall mean any fee, cost, expense, payment, expenditure, liability (contingent or otherwise) or obligation (whether incurred prior to the date of the Agreement or at or after the Effective Time) that:

(a) relates directly or indirectly to (i) the proposed disposition of all or a portion of the business of the Acquired Corporations, or the process of identifying, evaluating and negotiating with prospective purchasers of all or a portion of the business of the Acquired Corporations, (ii) the investigation and review conducted by Parent and its Representatives, and any investigation or review conducted by other prospective purchasers of all of a portion of the business of the Acquired Corporations, with respect to the business of the Acquired Corporations (and the furnishing of information to Parent and its Representatives and such other prospective purchasers and their Representatives in connection with such investigation and review), (iii) the negotiation, preparation, review, execution, delivery or performance of the Agreement (including the Disclosure Schedule), the Information Statement or any certificate, opinion, Contract or other instrument or document delivered or to be delivered in connection with any of the Contemplated Transactions, (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Contemplated Transactions, and the obtaining of any Consent required to be obtained in connection with any of such transactions, or (v) the consummation of the Merger or any of the other Contemplated Transactions; or

(b) arises or is expected to arise, is triggered or becomes due or payable, in whole or in part, as a direct or indirect result of the consummation (whether alone or in combination with any other event or circumstance) of the Merger or any of the other Contemplated Transactions.